UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2014

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

21900 Burbank Blvd., Suite 270

Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Executive Employment Agreements

On August 7, 2014, Talon International, Inc. (“Talon”), entered into amendments to the Executive Employment Agreements with each of Lonnie D. Schnell, our Chief Executive Officer, and Larry Dyne, our President. The description of the amendments set forth under Item 5.02 of its Current Report is incorporated into this Item 1.01 by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

On August 7, 2014, we entered into amendments to the Executive Employment Agreements with each of Lonnie D. Schnell, our Chief Executive Officer, and Larry Dyne, our President.

Pursuant to the amendment to Mr. Schnell’s Executive Employment Agreement, the term of the employment agreement was extended through December 31, 2016, and may be further extended to December 31, 2017. In addition, the amendment provides that Mr. Schnell will be entitled to receive an incentive cash bonus for 2014 in an amount equal to up to 100% of his base salary based on Talon’s achievement of performance metrics, including, among other things, annual revenue, gross profit percentages, and earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense.

Pursuant to the amendment to Mr. Dyne’s Executive Employment Agreement, the term of the employment agreement was extended through December 31, 2016, and may be further extended to December 31, 2017. In addition, the amendment provides that Mr. Dyne will be entitled to receive an incentive cash bonus for 2014 in an amount equal to up to 100% of his base salary based on Talon’s achievement of performance metrics, including, among other things, annual revenue, gross profit percentages, and earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense.

Award of Stock Options

On August 7, 2014, our Board of Directors approved option grants to purchase (1) 1,200,000 shares of our common stock to Lonnie D. Schnell and (2) 1,000,000 of our common stock to Larry Dyne.  These options will be granted pursuant to our Amended and Restated 2008 Stock Incentive Plan.  The options have a Grant Date which is five trading days following the Board approval date and an exercise price equal to the average closing price of our common stock over the five trading days preceding the Grant Date.  The options have a term ending ten years and vest 25% on the first anniversary of the Grant Date and thereafter in periodic installments over three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: August 13, 2014	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer

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